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Pricing Supplement No. 1 dated January 22, 1996       Registration No. 33-52571
(To Prospectus Supplement dated December 16, 1994     Rule 424(b)(3)
and Prospectus dated March 18, 1994)

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                           BANK OF BOSTON CORPORATION

                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                              ____________________


        Except as set forth herein, the Notes offered hereby are "Senior Floating Rate Notes" and have such terms as are described in the accompanying Prospectus Supplement dated December 16, 1994, relating to Senior Floating Rate Notes.

Principal Amount: $10,000,000

Issue  Date: January 22, 1996
(Settlement Date):  January 25, 1996

Stated Maturity Date: January 25, 1999

Issue Price:  100% of Principal Amount

Offering Agent: The First National Bank of Boston, as agent

Offering Agent's
Commission:   $5,485.66

Proceeds to the
Corporation:  $9,994,514.34

Interest Rate(s)
    (Fixed Rate Notes): N/A

Initial Interest Rate
    (Floating Rate Notes):  5.68%

Interest Payment Dates: [ ] June 15 and December 15 of each year.
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
                 [X] Other: April 25, 1996   April 25, 1997   April 27, 1998
                             July 25, 1996    July 25, 1997    July 27, 1998
                             Oct. 25, 1996    Oct. 27, 1997    Oct. 26, 1998
                             Jan. 27, 1997    Jan. 26, 1998    Jan. 25, 1999
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Interest Payment Period:   Quarterly

Record Dates:              [X] Fifteenth calendar day (whether or not a Business Day)
                           next preceding each Interest Payment Date.

Interest Rate Basis        [ ] CMT Rate
   (Floating Rate Notes):  [ ] Commercial Paper Rate
                           [ ] Eleventh District Cost of Funds Rate
                           [ ] Federal Funds Rate
                           [X] LIBOR Telerate
                           [ ] LIBOR Reuters
                           [ ] Prime Rate
                           [ ] Treasury Rate
                           [ ] Other:

Interest Calculation
   (Floating Rate Notes):  [X] Regular Floating Rate Note
                           [ ] Floating Rate/Fixed Rate Note
                               Fixed Rate Commencement Date:
                               Fixed Interest Rate:
                           [ ] Inverse Floating Rate Note
                               Fixed Interest Rate:
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Index Maturity
   (Floating Rate Notes):  Three Months

Index Currency
   (LIBOR Notes):  U.S.Dollar

Designated LIBOR Page
   (LIBOR Notes):  Page 3750

Designated CMT Telerate
Page (CMT Rate Notes):  N/A

Designated CMT Maturity
Index (CMT Rate Notes):  N/A

Reuters Screen NYMF Page
(Prime Rate Notes):  N/A

Spread (Plus or Minus)
   (Floating Rate Notes):  +.18

Spread Multiplier
   (Floating Rate Notes):  N/A
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Interest Rate Formula
   (Floating Rate Notes):  N/A

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
Interest Reset Dates
   (Floating Rate Notes):   April 25, 1996    April 25, 1997     April 27, 1998
                             July 25, 1996     July 25, 1997      July 27, 1998
                             Oct. 25, 1996     Oct. 27, 1997      Oct. 26, 1998
                             Jan. 27, 1997     Jan. 26, 1998

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Interest Reset Period:  Quarterly

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
Interest Determination Dates
   (Floating Rate Notes):   April 23, 1996    April 23, 1997     April 23, 1998
                             July 23, 1996     July 23, 1997      July 23, 1998
                             Oct. 23, 1996     Oct. 23, 1997      Oct. 22, 1998
                             Jan. 23, 1997     Jan. 22, 1998

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Calculation Agent (if other
   than the Bank)
   (Floating Rate Notes):  N/A

Minimum Interest Rate
   (Floating Rate Notes):  N/A

Maximum Interest Rate
   (Floating Rate Notes):  N/A

Redemption Date(s):  N/A

Initial Redemption Percentage:  N/A

Annual Redemption
   Percentage Reduction:  N/A

Holder's Optional
   Repayment Date(s):  N/A

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Day Count Convention
   (Floating Rate Notes):  [ ] 30/360 for the period from _____________ to
                               ________________.
                           [X] Actual/360 for the period from  January 25, 1996
                               to January 25, 1999.

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Original Issue
   Discount Note:  [ ] Yes
                   [X] No

Total Amount of OID:  N/A

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Yield to Maturity:  N/A

Interest Accrual
   Period:  N/A

Default Rate:  N/A

Other Provisions:   Terms used but not defined in this Pricing Supplement shall have the meanings specified in the above-referenced Prospectus Supplement.